UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

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Outset Medical, Inc.

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Outset Medical, Inc.

3052 Orchard Drive

San Jose, CA 95134

Notice of 2021 Annual Meeting of Stockholders

Dear Outset Stockholders:

You are invited to attend Outset Medical, Inc.’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”).

Date:	June 3, 2021 (Thursday)

Time:	1:30 p.m., Pacific Time

Virtual Location:

You can attend the Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/OM2021.  See page 4 of the accompanying proxy statement for additional information regarding participation in the virtual meeting.

Items of Business:

At the Annual Meeting, stockholders will be asked to vote:

1.     To elect the two (2) Class I directors named in this proxy statement to hold office until the 2024 annual meeting of stockholders;

2.     To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021; and

3.     To conduct any other business properly brought before the meeting.

Record Date:	You can participate in the Annual Meeting and vote if you were a stockholder of record as of the close of business on April 8, 2021.

Voting:

Your vote is very important to us.  Whether or not you plan to attend the virtual Annual Meeting, please ensure your shares are represented by voting promptly.  For instructions on how to vote your shares, please refer to the instructions on the Internet Notice you received in the mail, the section entitled “Annual Meeting Information” beginning on page 1 of the accompanying proxy statement or, if you requested to receive printed copies of these materials, your enclosed proxy card.

By order of the Board of Directors,

John L. Brottem
General Counsel and Secretary
April 21, 2021

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to be Held

on June 3, 2021 at 1:30 p.m. Pacific Time via live audio webcast at www.virtualshareholdermeeting.com/OM2021:

This Notice of 2021 Annual Meeting of Stockholders, the accompanying proxy statement and our 2020 annual report on Form 10-K are available on our website at https://investors.outsetmedical.com/financial-information/annual-reports, as well as at www.proxyvote.com.

Proxy Statement

For the 2021 Annual Meeting of Stockholders

To be held on June 3, 2021

Annual Meeting Information

Our board of directors is soliciting your proxy for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Outset Medical, Inc. (“Outset,” the “Company,” “we,” “us” or “our) and at any adjournment, continuation or postponement of the meeting for the purposes described in this proxy statement and the accompanying Notice of 2021 Annual Meeting of Stockholders.  The Annual Meeting will take place on June 3, 2021 at 1:30 p.m. Pacific Time in a virtual format via live audio webcast.  If you held shares of our common stock as of the close of business on the record date, April 8, 2021, you are invited to attend the meeting at www.virtualshareholdermeeting.com/OM2021 and vote on the proposals described in this proxy statement. On or about April 21, 2021, we will be mailing a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) to our stockholders.  The Internet Notice will include instructions on how to access the proxy materials over the Internet, including our proxy statement, Notice of 2021 Annual Meeting of Stockholders, proxy card and our 2020 annual report on Form 10-K (“2020 annual report”).  The Internet Notice will also describe how to vote online and, if desired, how to receive a printed set of proxy materials.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet.  Accordingly, we are sending the Internet Notice to our stockholders as of the record date, beginning on or about April 21, 2021.  The Internet Notice will instruct you as to how you may access and review the proxy materials on the Internet and, if desired, how to request a printed set of proxy materials.  In addition, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to conserve natural resources and reduce our costs of printing and delivering proxy materials, while providing a convenient method for stockholders to access the materials and vote.

We provided some of our stockholders with a printed set of proxy materials instead of the Internet Notice if they previously requested to receive paper copies.  If you received a printed set of proxy materials, we encourage you to consider helping us reduce the environmental impact of delivering printed materials by signing up to receive all of your future proxy materials electronically.

Who can vote?

If you were a stockholder of record as of the close of business on April 8, 2021 (the “record date”), you are entitled to vote your shares at the Annual Meeting. As of the record date, 42,976,241 shares of our common stock were issued and outstanding. Each share of our common stock is entitled to one vote on each matter properly brought before the meeting.

What am I voting on?

You are being asked to vote on two proposals:

•	Proposal One: To elect the two (2) Class I directors named in this proxy statement to hold office until the 2024 annual meeting of stockholders; and
•	Proposal Two: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021.

2021 Proxy Statement	1

How does Outset’s board of directors recommend that I vote on each proposal?

Our board of directors recommends that our stockholders vote:

•	“For” the election of the two (2) Class I directors named in this proxy statement to hold office until the 2024 annual meeting of stockholders; and
•	“For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021.

What if another matter is properly brought before the meeting?

Our board of directors is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee. You may also vote your shares electronically during a designated portion of the virtual Annual Meeting after logging in as a “stockholder” with your 16-digit control number at www.virtualshareholdermeeting.com/OM2021. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described below.

•	Stockholders of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with Outset’s transfer agent, American Stock Transfer & Trust Company, then you are a “stockholder of record.” As a stockholder of record, you may vote by proxy in advance of the Annual Meeting in three ways:

Vote by Internet

Go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Internet Notice or proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 2, 2021 to be counted.

Vote by telephone

Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Internet Notice or proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 2, 2021 to be counted.

Vote by mail

If you received printed copies of the proxy materials, complete, sign and date the enclosed proxy card, and return it promptly in the envelope provided. If your signed proxy card is received by 11:59 p.m. Eastern Time on June 2, 2021, we will vote your shares as you direct.

•	Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If, on the record date, your shares were held not in your name, but in an account with a broker, bank or other nominee as custodian on your behalf, then you are considered the “beneficial owner” of shares held in “street name.” The Internet Notice or proxy materials, as applicable, are being forwarded to you by that broker, bank or other nominee who is considered the stockholder of record of those shares for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions for voting set forth on that organization’s voting instruction card.

2021 Proxy Statement	2

What is the effect of giving a proxy? What if I return a proxy card or otherwise vote but do not make specific choices?

Proxies are solicited by and on behalf of our board of directors, and Leslie Trigg (our President and Chief Executive Officer) and John Brottem (our General Counsel and Secretary) have been designated as proxy holders by our board of directors. If you properly grant your proxy, your shares will be voted as you instruct.

If you return a signed proxy card or otherwise vote without marking specific voting selections, your shares will be voted as the board of directors recommends:  “For” the election of two (2) Class I directors (Proposal One); “For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021 (Proposal Two); and in accordance with the best judgment of your proxy holder for any other matters properly brought before the meeting, if any.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting in any of these ways:

•	Vote again over the Internet or by telephone as instructed above before 11:59 Eastern Time on June 2, 2021. Only your latest Internet or telephone vote is counted.
•	Submit a properly signed proxy card with a later date that is received no later than 11:59 Eastern Time on June 2, 2021. Only your latest dated proxy card will be counted.
•	Send a timely written notice that you are revoking your proxy to Outset’s Corporate Secretary at 3052 Orchard Drive, San Jose, CA 95134.
•	Attend the virtual Annual Meeting and vote electronically during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.

If you are the beneficial owner of shares held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke previously submitted voting instructions.

What are broker non-votes?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021 (Proposal Two). The election of two (2) Class I directors (Proposal One) is a non-routine matter.

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercises discretionary voting authority on Proposal Two, such shares will be considered present at the Annual meeting for quorum purposes and broker non-votes will occur as to Proposal One, or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. A quorum will be present if the holders of at least a majority of the outstanding shares of our common stock entitled to vote are present at the Annual Meeting online or represented by proxy. On the record date, there were 42,976,241 shares of our common stock outstanding and entitled to vote. Therefore, the holders of 21,488,121 shares must be present online or represented by proxy at the Annual Meeting to have a quorum. For purposes of determining the presence of a quorum, abstentions, withheld votes and broker non-votes are counted. If there is no quorum, the holders of a majority of shares present or represented by proxy at the Annual Meeting may adjourn the meeting to a later date.

2021 Proxy Statement	3

What vote is required for the approval of each proposal?  What effect do “withhold” votes, abstentions and broker non-votes have on the proposals?

The following chart summarizes the proposals to be considered at the Annual Meeting, the vote required for approval of each proposal, and the manner in which votes will be counted:

. Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of “Withheld” Votes or Abstentions	Effect of “Broker Non-Votes”
Proposal One: Election of the two (2) Class I directors named in this proxy statement	For or Withhold on each nominee

Plurality of the votes cast.  This means that the two nominees receiving the highest number of “For” votes (from the holders of votes of shares present or represented by proxy and entitled to vote on the election of directors) will be elected as Class I directors.

			“Withheld” votes have no effect; only “For” votes affect the outcome of the election.	Brokers do not have discretion to vote. Broker non-votes will have no effect; only “For” votes affect the outcome of the election.
Proposal Two: Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2021	For, Against or Abstain	Affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal.	Abstentions are considered shares present and entitled to vote, and therefore have the same impact as votes “Against” the proposal.	Brokers have discretion to vote. Therefore, we do not expect any broker non-votes.

Important Information About Our Virtual Annual Meeting:

•

Why is the Annual Meeting being held in a virtual format this year? In light of health and safety concerns as well as travel restrictions related to the ongoing coronavirus (“COVID-19”) pandemic, the Annual Meeting will be held in a virtual meeting format via live audio webcast.  The virtual format will enable us to support the health and well-being of our stockholders, employees and directors, while providing access to the Annual Meeting for our stockholders regardless of geographic location.  We have designed our virtual format to help ensure that our stockholders who attend the Annual Meeting virtually will be afforded similar rights and opportunities to participate as they would at an in-person meeting.

•

How can I attend the Annual Meeting online?   To join the Annual Meeting online, visit www.virtualshareholdermeeting.com/OM2021 and log in as a “stockholder” with your 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

•

When can I join the virtual Annual Meeting? The meeting will begin promptly at 1:30 p.m. Pacific Time on Thursday, June 3, 2021. You may access the meeting platform beginning at 1:15 p.m. Pacific Time, and we encourage you to join in advance of the meeting start time to allow sufficient time to log in and confirm your connection and audio are working properly.

•

Can I ask questions during the virtual Annual Meeting? Yes.  If you are logged in as a “stockholder” at the virtual Annual Meeting, you will have an opportunity to submit questions live via the Internet during a designated portion of the virtual Annual Meeting. Once you are logged in, type your question into the question box and click “submit.”

Subject to time constraints, we intend to answer questions pertinent to the Company and meeting matters submitted by stockholders during the Annual Meeting that comply with our rules of conduct for the Annual Meeting, which will be posted on the meeting website during the meeting as well as on the Investors section of our website prior to the meeting.

2021 Proxy Statement	4

•

How do I vote during the virtual Annual Meeting? You will have an opportunity to vote your shares electronically during a designated portion of the virtual Annual Meeting after logging in as a “stockholder” with your 16-digit control number at www.virtualshareholdermeeting.com/OM2021. Whether or not you plan to join the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.

•

What if I lost my 16-digit control number?  You will be able to log in as a guest.  To join the meeting webcast, visit www.virtualshareholdermeeting.com/OM2021 and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.

•

What if I did not receive a 16-digit control number?  If you are a beneficial owner of shares held in street name and did not receive a 16-digit control number on the Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials, please contact your broker, bank or other nominee well in advance of the Annual Meeting for instructions on how to obtain a 16-digit control number and access the virtual meeting as a “stockholder.”  Instructions should also be provided on the voting instruction form provided by your broker, bank or other nominee.  Without first obtaining your 16-digit control number and logging in as a “stockholder,” you will still be able to attend the meeting by logging in as a guest, however, you will not be able to vote your shares or ask questions during the meeting.

•

What if I have technical difficulties?  On the meeting day, if you have trouble accessing the virtual meeting platform or encounter other technical difficulties with the platform before or during the meeting, please call the technical support number posted on the Annual Meeting login page at www.virtualshareholdermeeting.com/OM2021. Technical support information will also be available on www.virtualshareholdermeeting.com/OM2021 prior to the meeting day.

•

Will a list of stockholders be available for inspection prior to and during the meeting? Yes.  A complete list of stockholders of record will be available for inspection by any stockholder for at least ten (10) days prior to the Annual Meeting during ordinary business hours at our headquarters located at 3052 Orchard Drive, San Jose, CA 95134. In addition, the list will be available for inspection online during the virtual Annual Meeting if you logged in as a “stockholder” with your 16-digit control number.

•

Will a recording of the meeting be available?  Yes, following the Annual Meeting, a recording of the meeting will be available on www.virtualshareholdermeeting.com/OM2021 for one year following the meeting date.

Who will count the votes?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

Who is paying for this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees (for no additional compensation) in person, by telephone or by other means of communication. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Internet Notice?

If you receive more than one Internet Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Internet Notice to ensure that all of your shares are voted.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

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Why were my proxy materials included in the same envelope as other people at my address?  How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we deliver a single copy of the Internet Notice and, if applicable, our proxy materials to stockholders of record who shares the same address, unless we have received contrary instructions from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you share an address with another stockholder and receive only a single copy of the Internet Notice or, if applicable, our proxy materials, but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, Inc., by calling 1-866-540-7095 or writing to 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department and an additional copy of the materials will be promptly delivered to you. Similarly, if you receive multiple copies of the Internet Notice or, if applicable, the proxy materials but would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. Beneficial owners should contact their broker, bank or other nominee to request information about householding procedures.

2021 Proxy Statement	6

Board and Corporate Governance Matters

Proposal One: Election of Directors

General

Our board of directors currently consists of six directors and is divided into three classes of directors that serve staggered three-year terms, currently Class I, with a term expiring in 2021, Class II, with a term expiring in 2022 and Class III, with a term expiring in 2023.  At the Annual Meeting, our stockholders will vote on the election of two Class I directors whose terms will expire at our 2024 annual meeting of stockholders.  Each of our other current directors will continue to serve as a director until the election and qualification of his or her successor.

The two directors currently serving on our board of directors in Class I, the class whose term of office expires in 2021, have each been nominated by our board of directors, upon the recommendation of our nominating and corporate governance committee, to stand for election at the Annual Meeting:  Leslie Trigg and Karen Drexler. Ms. Drexler was appointed to our board of directors effective January 8, 2021, and was initially identified as a candidate by a non-employee director, and then further recommended by an executive search firm. Each of these two nominees has consented to being named as a nominee in this proxy statement and has agreed to serve, if elected, until our 2024 annual meeting of stockholders and until the election and qualification of her successor.

For more information about each of the director nominees and continuing directors, including information regarding the experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of our board of directors, please refer to the section below entitled “Overview of Our Nominees and Continuing Directors.”

Vote Required:

Directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. This means that the two nominees receiving the highest number of affirmative votes (from the holders of votes of shares present or represented by proxy and entitled to vote on the election of directors) will be elected.  Broker non-votes and “Withheld” votes will have no effect.

Board Recommendation:	OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TWO (2) CLASS I DIRECTOR NOMINEES NAMED ABOVE.	✓

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Overview of Our Nominees and Continuing Directors

The following table and the brief biographies that follow provide information, as of the date of this proxy statement, about each director nominee and each continuing director:

								Committee Membership*
	Age	Position(s)	Director Since	Class	Current Term Expires	Expiration of Term for Which Nominated	Independent	AC	CC	NCG
DIRECTOR NOMINEES
Leslie Trigg	50	President, Chief Executive Officer and Director	2014	I	2021	2024	No
Karen Drexler	61	Director	2021	I	2021	2024	Yes		Chair	X
CONTINUING DIRECTORS
D. Keith Grossman	61	Chairman of the Board	2014	II	2022	—	Yes		X	X
Patrick T. Hackett	59	Director	2019	II	2022	—	Yes	X		Chair
Jim Hinrichs	53	Director	2020	III	2023	—	Yes	Chair
Andrea L. Saia	63	Director	2021	III	2023	—	Yes	X

*	AC - Audit Committee; CC - Compensation Committee; NCG - Nominating and Corporate Governance Committee

Director Dashboard

As reflected below, our director nominees and continuing directors (which we refer to as our “directors” in the charts below) bring diverse viewpoints and perspectives to our boardroom and exhibit a balance of tenure, skills, experiences and backgrounds that we believe enhances the deliberation and decision-making processes of our board of directors and allows our board of directors to effectively fulfill its oversight function.

Independence	Tenure	Age
Gender Diversity	Racial or Ethnic Diversity	Skills & Experience

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Director Nominees

Class I Directors – Nominees for Election at the Annual Meeting

LESLIE TRIGG
Director since: 2014 President and Chief Executive Officer Age: 50 Other Current Public Boards: • Adaptive Biotechnologies Corporation • ARYA Sciences Acquisition Corp IV

Leslie Trigg has served as our President and Chief Executive Officer since November 2014. Ms. Trigg joined the Company from Warburg Pincus, a private equity firm, where she was an Executive in Residence from March 2012 to March 2014. Prior to that, Ms. Trigg served in several roles at Lutonix (acquired by CR Bard), a medical device company, from January 2010 to February 2012, most recently as Executive Vice President, and as Chief Business Officer of AccessClosure (acquired by Cardinal Health), a medical device company, from September 2006 to June 2009. She also previously held positions with FoxHollow Technologies (acquired by ev3/Covidien), a manufacturer of devices to treat peripheral artery disease, Cytyc, a diagnostic and medical device company, Pro-Duct Health (acquired by Cytyc), a medical device company, and Guidant, a cardiovascular medical device company. Ms. Trigg has served on the board of directors of Adaptive Biotechnologies Corporation, a biotechnology company, since March 2021, and on the board of directors of ARYA Sciences Acquisition Corp IV, a special purpose acquisition company, since March 2021.  Ms. Trigg also serves on the board of directors of the Medical Device Manufacturers Association. Ms. Trigg holds a B.S. degree from Northwestern University and an M.B.A. from The Haas School of Business, UC Berkeley.

We believe that Ms. Trigg is qualified to serve on our board of directors because of her experience in leadership and management roles at medical technology companies. In addition, her extensive knowledge of Outset as its President and Chief Executive Officer provides valuable insights to our board of directors.

KAREN DREXLER
Director since: 2021 Age: 61 Committees: • Compensation (Chair) • Nominating & corporate governance Other Current Public Boards: • ResMed Inc.

Karen Drexler has served on our board of directors since January 2021. Ms. Drexler has served on the board of directors of ResMed Inc., a medical device company, since November 2017, and also currently serves on the board of directors of two private companies: Tivic Health, a bioelectronic medicine company and VIDA Health, a lung intelligence solutions and analytics company. Ms. Drexler previously served as CEO of Sandstone Diagnostics, Inc., a private company developing instruments and consumables for point-of-care medical testing, from June 2016 until July 2020.  From 2011 to 2017, she served as chair of the board of Hygieia, Inc., a private digital insulin therapy company. Ms. Drexler has also served on the board of directors of a number of private companies in the fields of diagnostics, medical devices, and digital health. Ms. Drexler was founder, president, and CEO of Amira Medical Inc., a private company focused on glucose monitoring technology, from 1996 until it was sold to Roche Holding AG in 2001. Ms. Drexler is also a member of Women Corporate Directors, the National Association of Corporate Directors and Stanford Women on Boards. Ms. Drexler holds a B.S. from Princeton University and an M.B.A from the Stanford University Graduate School of Business.

We believe that Ms. Drexler is qualified to serve on our board of directors because of her board and management experience with companies in the medical device industry.

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Continuing Directors

Class II Directors – Term Expiring at the 2022 Annual Meeting

D. KEITH GROSSMAN
Director since: 2014 Chairman of the Board Age: 61 Committees: • Compensation • Nominating & corporate governance Other Current Public Boards: • Nevro Corp. • Alcon Inc.

D. Keith Grossman has served as Chairman of our board of directors since April 2014. Mr. Grossman has served as Chairman and Chief Executive Officer of Nevro Corp., a medical device company, since March 2019, and Vice Chairman of Alcon Inc., an eye care products company, since April 2019. Previously, he was Chief Executive Officer and President of Thoratec, a medical device company, from September 2014 to December 2015 and from January 1996 to January 2006; Chief Executive Officer and President of Conceptus, a manufacturer and developer of medical devices, from December 2011 to June 2013; and Managing Director for TPG, a private equity firm, from September 2007 to December 2011. He also previously held positions with Eon Labs, a pharmaceutical company, SulzerMedica, a manufacturer of implantable medical devices, and American Hospital Supply/McGaw Labs, a medical supply company. Mr. Grossman served on the board of directors of ViewRay, a medical device company in the field of cancer therapy, from July 2018 to February 2021; Zeltiq (acquired by Allergan), a company that markets and licenses devices used for cryolipolysis procedures, from October 2013 to May 2017; Kyphon (acquired by Medtronic), a medical device company, from May 2007 to November 2007; Intuitive Surgical, a medical device company, from April 2003 to April 2010; and Tandem Diabetes Care, a medical device company, from April 2010 to January 2012. Mr. Grossman has also served on the board of directors of a number of private companies. Mr. Grossman holds a B.S. from Ohio State University and an M.B.A. from the George L. Graziadio School of Business and Management, Pepperdine University.

We believe that Mr. Grossman is qualified to serve on our board of directors because of his experience in leadership and management roles at medical technology companies, as well as his experience as a board member and investor in the medical technology industry.

PATRICK T. HACKETT
Director since: 2019 Age: 59 Committees: • Audit • Nominating & corporate governance (Chair)

Patrick T. Hackett has served on our board of directors since May 2019. Mr. Hackett has served on the board of directors of Intelligent Medical Objects, a private healthcare software company, since January 2017. Previously, Mr. Hackett served as a Managing Director at Warburg Pincus, a private equity firm, from June 1990 to July 2017, and he currently serves as a senior advisor to Warburg Pincus. He previously held positions with Cove Capital Associates, a private merchant banking partnership, Acadia Partners, a private equity firm, and Donaldson, Lufkin and Jenrette, an investment bank. Mr. Hackett has served on the board of directors of Stamford Health System, a nonprofit community hospital in Connecticut, since May 2016 and is currently Chair of the board. He also served on the board of directors of Bridgepoint Education, a provider of post-secondary education services, from February 2008 to November 2017; Yodlee (acquired by Envestnet), a data aggregation and data analytics platform company, from January 2008 to October 2015; and Nuance Communications, a provider of voice and language software, from January 2009 to September 2014. Mr. Hackett has also served on the board of directors of a number of private companies. Mr. Hackett holds a B.A. from the University of Pennsylvania and a B.S. from The Wharton School, University of Pennsylvania.

We believe that Mr. Hackett is qualified to serve on our board of directors because of his experience as a board member and investor, particularly in the healthcare industry.

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Class III Directors – Term Expiring at the 2023 Annual Meeting

JIM HINRICHS
Director since: 2020 Age: 53 Committees: • Audit (Chair) Other Current Public Boards: • Orthofix Medical Inc. • Integer Holdings Corporation • Acutus Medical, Inc.

Jim Hinrichs has served on our board of directors since February 2020. Mr. Hinrichs has served on the board of directors of Orthofix Medical Inc., a spinal care solutions company, since April 2014; Integer Holdings Corporation, a medical device manufacturing company, since February 2018; and Acutus Medical, Inc., a dynamic arrhythmia care company, since September 2019. Mr. Hinrichs previously served as Chief Financial Officer of Cibus from May 2018 to July 2019 and Executive Vice President and Chief Financial Officer of Alere (acquired by Abbott Labs), a diagnostics company, from April 2015 to October 2017. Mr. Hinrichs previously held various positions at CareFusion (acquired by Becton Dickinson), a medical device company, serving as Chief Financial Officer from December 2010 to March 2015, Senior Vice President Global Customer Support from December 2009 to December 2010, and SVP Controller from January 2009 to December 2009. Before that, Mr. Hinrichs held various financial leadership positions at Cardinal Health and Merck & Co. Mr. Hinrichs holds a B.S. from Carnegie Mellon University and an M.S. from The Tepper School of Business, Carnegie Mellon University.

We believe that Mr. Hinrichs is qualified to serve on our board of directors because of his experience in leadership and management roles at medical technology companies and his experience as a board member and investor in the medical technology industry, as well as his financial experience.

ANDREA L. SAIA
Director since: 2021 Age: 63 Committees: • Audit Other Current Public Boards: • Align Technology, Inc. • LivaNova PLC

Andrea L. Saia has served on our board of directors since March 2021. Ms. Saia has served on the board of directors of Align Technology, Inc., a global medical technology company, since July 2013, and on the board of directors of LivaNova PLC, a global medical technology company, since July 2016.  She previously served as the Global Head of Vision Care in the Alcon division of Novartis AG, a global healthcare company, from 2011 until her retirement in 2012. Prior to that role, she served as President and Chief Executive Officer of CibaVision, a subsidiary of Novartis, from 2008 to 2011, and prior to that, she held various positions at CibaVision since joining in 2002, including President of Europe, Middle East and Africa operations, President of the Global Lens Busines and Global Head of Marketing. Ms. Saia was the Chief Marketing Officer for GCG Partners and also held senior management and marketing positions with global consumer products companies such as Procter & Gamble, Unilever and Revlon. Previously, Ms. Saia served on the board of directors of Coca-Cola Enterprises, Inc., the marketer, producer and distributor of Coca-Cola products in European markets from 2012 to 2016. Ms. Saia is also a member of the National Association of Corporate Directors, Women Corporate Directors, the Signature Program and serves on the board of visitors for the Farmer School of Business at Miami University. Ms. Saia holds a B.S. from Miami University and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

We believe that Ms. Saia is qualified to serve on our board of directors because of her global business experience, experience in leadership and management roles, as well as her experience as a board member, particularly at companies in the healthcare, medical technology and consumer products industries.

Board Structure and Composition

Our board of directors currently consists of six members and is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•	the Class I directors are Leslie Trigg and Karen Drexler, whose terms expire at the Annual Meeting;
•	the Class II directors are D. Keith Grossman and Patrick T. Hackett, whose terms will expire at the 2022 annual meeting of stockholders; and
•	the Class III directors are Jim Hinrichs and Andrea L. Saia, whose terms will expire at the 2023 annual meeting of stockholders.

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Each director’s term continues until the election and qualification of his or her successor, or, if sooner, his or her death, resignation or removal. Our amended and restated certificate of incorporation and bylaws authorize only our board of directors to fill vacancies on our board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that, with the exception of our Chief Executive Officer, Leslie Trigg, each member of our board of directors is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq stock market (“Nasdaq”). Ms. Trigg is not an independent director because she is an employee of the Company.  In making these determinations, our board of directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”   There are no family relationships among any of our executive officers or directors.

Board Leadership Structure

While our bylaws provide our board of directors with the flexibility to combine or separate the positions of Chairperson of the Board and the Chief Executive Officer, our board of directors believes that separating these positions is the appropriate leadership structure for us at this time.  As such, Ms. Trigg currently serves as our Chief Executive Officer and Mr. Grossman, whom our board of directors has determined is an “independent director” under applicable rules, serves as Chairman of the Board.  Our board of directors believes that separating these positions reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole.

Our board of directors also recognizes that, depending on the circumstances, other leadership models, such as combining the role of Chairperson of the Board with the role of Chief Executive Officer and/or implementing a lead director position (as permitted by our bylaws), might be appropriate.  Accordingly, our nominating and corporate governance committee is charged with periodically reviewing the leadership structure of our board of directors.

Role of our Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors’ role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and our board of directors actively overseeing management of our risks – both at the board of directors and committee level. The risk oversight process includes receiving regular reports from committees and management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, information technology (including cybersecurity), finance, legal, regulatory, strategic and reputational risk. Our board of directors focuses on the overall risks affecting us, and each of its standing committees has been delegated responsibility for oversight of specific risks that fall within its areas of responsibility. For example:

•

Our audit committee is responsible for overseeing our major financial, legal and regulatory risk exposures, which spans a variety of areas including litigation, regulatory compliance, financial reporting, insurance and cybersecurity. Our audit committee also oversees the steps management has taken to monitor and control such exposures, including guidelines and policies for assessing and managing risk and related compliance efforts.

•

Our nominating and corporate governance committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our board of directors, including monitoring the effectiveness of our corporate governance guidelines and other policies such as our code of conduct and overseeing our environmental and sustainability efforts and progress.

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•	Our compensation committee regularly assesses risks arising from our compensation plans, policies and programs, including whether any such plans encourage excessive or inappropriate risk-taking.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the full board of directors is regularly informed through committee reports about such risks.

Oversight of Environmental, Social and Governance Matters

Consistent with our commitment to patients and providers, we are committed to implementing and advancing various policies related to corporate responsibility, sustainability and environmental, social and governance (“ESG”) efforts. Per its written charter, our nominating and corporate governance committee is responsible for overseeing these efforts, helping to ensure that we consistently execute on our ESG related priorities and initiatives, and providing regular updates to the full board of directors on related matters.  To satisfy these oversight responsibilities, our nominating and corporate governance committee will receive regular updates from management on progress and strategy.  Relevant topics that have been or may be discussed by our nominating and corporate governance committee and/or our board of directors include environmental, health and safety matters (including in connection with the COVID-19 pandemic), product quality and safety matters, and our diversity, equity and inclusion strategy.

As we continue to grow, we are committed to sharing information related to our corporate responsibility and ESG related programs, priorities, goals and performance and we intend to compile and publish a report on these topics within the next year.

Meetings of our Board of Directors

Our board of directors held six (6) meetings during 2020.  Each incumbent director attended at least 75% of the aggregate total number of meetings of the board of directors and the committees on which he or she served, held during the portion of 2020 for which he or she was a director or committee member.  We encourage our directors to attend our annual meetings of stockholders.

Committees of our Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.  The composition and responsibilities of each of the committees of our board of directors are described below and copies of the charter of each committee are available on our corporate website at www.outsetmedical.com in the Investors section under “Corporate Governance.” Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.

Committee Composition and Meetings

The following table provides current membership and 2020 meeting information for each committee of our board of directors:

Name:	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee(1)
Karen Drexler		Chair	X
D. Keith Grossman		X	X
Patrick T. Hackett	X		Chair
Jim Hinrichs	Chair
Andrea L. Saia	X
Total meetings held in 2020	4	3	1

(1)	Prior to our initial public offering, governance matters (including in connection with our initial public offering) were considered by our full board of directors.

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Audit Committee

Our audit committee currently consists of Patrick T. Hackett, Jim Hinrichs and Andrea L. Saia, with Jim Hinrichs serving as the chairperson.  Our audit committee met four (4) times during 2020 and operates under a written charter that satisfies the applicable Nasdaq listing standards.

The general purpose of our audit committee is to assist the board of directors in its oversight of our accounting and financial reporting processes and audits of its financial statements. Specific responsibilities of our audit committee include:

•

appointing, retaining, compensating and overseeing the work of our independent registered public accounting firm, assessing the firm’s qualifications, independence and performance and, when appropriate, terminating our independent registered public accounting firm;

•	discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements, as well as related disclosures;
•	pre-approving audit and permitted non-audit and tax services to be provided to us by the independent public accounting firm;
•	reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our financial statements, including our critical accounting policies;
•	reviewing our financial reporting processes and internal controls over financial reporting, as well as compliance with legal and regulatory requirements;
•

establishing and reviewing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal accounting controls or auditing matters, and reviewing any significant complaints received with management;

•

reviewing and approving any transaction between us and any related person (as defined by the Securities Act of 1933, as amended (the “Securities Act”)) in accordance with our related party transaction approval policy;

•	discussing policies with respect to risk assessment and risk management; and
•	such other matters that are specifically designated to the audit committee by our board of directors from time to time.

Our board of directors has determined that each member of our audit committee is independent within the meaning of Rule 10A-3 under the Exchange Act and Nasdaq listing rules, and that each member is also financially literate.  Our board of directors has also determined that Jim Hinrichs is an “audit committee financial expert” as defined by the applicable SEC rules.

Compensation Committee

Our compensation committee currently consists of Karen Drexler and D. Keith Grossman, with Karen Drexler serving as the chairperson. Ali Osman resigned from our board of directors (including as a member of our compensation committee) effective March 23, 2021, which created a temporary vacancy on our compensation committee. Our compensation committee met three (3) times during 2020, and operates under a written charter that satisfies the applicable Nasdaq listing standards.

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The general purpose of our compensation committee is to review, adopt or recommend and oversee our compensation plans, policies and programs.  Specific responsibilities of our compensation committee include:

•

reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s compensation in light of those goals, and determining and approving our Chief Executive Officer’s compensation based on this evaluation;

•	reviewing, determining and approving the compensation of our other executive officers;
•	reviewing and administering our employee and management compensation and benefit plans and policies;
•	administering and approving grants of options and other awards under our equity-based incentive plans;
•

reviewing and approving, for the Chief Executive Officer and other executive officers, employment agreements, severance agreements, consulting agreements and change in control or termination agreements;

•	evaluating and recommending compensation for our non-employee directors; and
•	such other matters that are specifically designated to the compensation committee by our board of directors from time to time.

Our board of directors has determined that each member of our compensation committee is independent under applicable Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

None of the directors who are currently or who were members of our compensation committee during 2020, are either currently, or have been at any time, one of our officers or employees. None of our executive officers currently serves, or served during 2020, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee currently consists of Karen Drexler, D. Keith Grossman and Patrick T. Hackett, with Patrick T. Hackett serving as the chairperson. Our nominating and corporate governance committee met one (1) time during 2020; prior to our initial public offering, governance matters (including in connection with our initial public offering) were considered by our full board of directors.   Our nominating and corporate governance committee operates under a written charter that satisfies the applicable Nasdaq listing standards.

The general purpose of our nominating and corporate governance committee is to oversee matters related to board composition, director nominations and corporate governance.  Specific responsibilities of our nominating and corporate governance committee include:

•	identifying and evaluating candidates to serve as members of our board of directors;
•	making recommendations to our board of directors for selection of director nominees to stand for election or reelection at our annual stockholder meetings or to fill board vacancies;
•	considering and making recommendations to our board of directors regarding changes to the size, composition and leadership structure of our board of directors;
•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•	instituting plans or programs for the continuing education of our board of directors and orientation of new directors;

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•	establishing procedures to exercise oversight of, and oversee the performance evaluation process of, our board of directors (including committees) and management;
•

developing and making recommendations to our board of directors regarding corporate governance guidelines and certain other policies such as our code of conduct, and monitoring compliance with such guidelines and policies;

•	overseeing our environmental, sustainability and governance efforts and progress; and
•	such other matters that are specifically designated to the nominating and corporate governance committee by our board of directors from time to time.

Our board of directors has determined that each member of our nominating and corporate governance committee is independent under the applicable Nasdaq listing standards.

Director Nomination Process

Selection and Nomination Process

Our board of directors is responsible for nominating members for election to our board of directors by our stockholders at our annual meetings of stockholders.  Whenever a vacancy occurs on our board of directors, whether due to a newly created director position or the death, resignation, removal or retirement of an existing director, our board of directors is authorized to select a person to fill the vacancy to serve as a director until the annual meeting of stockholders at which the director’s term expires and until the election and qualification of his or her successor or, if sooner, his or her death, resignation or removal.  Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Additionally, pursuant to a Stockholders Agreement entered into in January 2020 in connection with the closing of our Series E redeemable convertible preferred stock financing, for as long as Warburg Pincus, together with its affiliates, own at least 5% of our issued and outstanding common stock, Warburg Pincus has certain nomination rights.  Warburg Pincus previously nominated Patrick T. Hackett for election to our board of directors. See “Certain Relationships and Related Party Transactions—Amended and Restated Stockholders Agreement” for a summary of the Stockholders Agreement and these nomination rights.

Criteria for Board Membership

Our nominating and governance committee is responsible for identifying, reviewing, evaluating and recommending to our board of directors candidates to serve as members of our board of directors, in accordance with its charter and board-approved criteria as set forth in our corporate governance guidelines.

Our nominating and corporate governance committee believes that director candidates should meet certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. In assessing and selecting candidates and incumbent directors for service on our board of directors, our nominating and corporate governance committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the Company’s affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders.

In conducting this assessment, our nominating and corporate governance committee considers diversity, age, skills and such other factors deemed appropriate given the current needs of our board of directors and the Company to maintain a balance of knowledge, experience and capability.  While we do not have a formal policy regarding diversity on our board of directors, our board of directors and nominating and corporate governance committee value the importance of nominating persons with different perspectives and experiences to enhance the deliberation and decision-making processes of our board of directors. In the case of incumbent directors whose terms of office are set to expire, our nominating and corporate governance committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.  In the case of new director candidates, our nominating and

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corporate governance committee also determines whether the nominee is independent under applicable Nasdaq listing standards. In addition, to help ensure that it has access to a broad range of qualified, experienced and diverse candidates, our nominating and corporate governance committee may use the services of an independent search firm to help identify and assist in the evaluation of candidates. Our corporate governance committee conducts any appropriate inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors, and then selects a nominee for recommendation to our board of directors.

Our board of directors and nominating and corporate governance committee may modify the criteria used to assess director candidates and incumbent directors from time to time. Candidates for director nomination are reviewed in the context of the current composition of our board of directors, the operating requirements of the Company and the long-term interests of our stockholders, consistent with our commitment to maintaining a board of directors composed of members who can productively contribute to the Company’s success.  Existing members of our board of directors will also be evaluated on the basis of any new criteria and our board of directors may ask a director who no longer meets the complete criteria for board membership to adjust his or her committee assignments or resign from our board of directors.

Stockholder Recommendations and Nominations

Stockholders who wish to recommend candidates may contact the nominating and corporate governance committee in the manner described below under “Board and Corporate Governance Matters—Stockholder Communications with our Board of Directors.” Stockholder nominations must be made according to the procedures required under our bylaws and described in this proxy statement under the heading “Additional Information—Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders.” Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures will be evaluated by our nominating and corporate governance committee in the same manner as other nominees.

Code of Ethics and Business Conduct

We have adopted a code of conduct applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of our code of conduct is available on our corporate website at www.outsetmedical.com in the Investors section under “Corporate Governance.” We intend to post any required disclosures regarding an amendment to, or waiver from, a provision of our code of conduct on the same website.  Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.

Corporate Governance Guidelines

We have adopted written corporate governance guidelines which provide the framework for our corporate governance, along with our amended and restated certificate of incorporation, bylaws, committee charters and other key governance practices and policies. Our corporate governance guidelines cover a range of topics including, but not limited to, board composition, independence and selection of directors, board membership criteria, conduct of board meetings, board committee composition and functions, board assessment, director compensation and succession planning.  Our corporate governance guidelines will be reviewed at least annually by our nominating and corporate governance committee and any proposed changes will be recommended to our full board of directors for approval. A copy of our corporate governance guidelines is available on our corporate website at www.outsetmedical.com in the Investors section under “Corporate Governance.”  Reference to our website does not constitute incorporation by reference of the information contained at or accessible through our website into this proxy statement.

Anti-Hedging and Anti-Pledging Policy

Our insider trading policy prohibits our directors, executive officers and other employees from engaging in hedging transactions or other inherently speculative transactions with respect to Company securities, such as short sales or transactions in put or call options.  Our directors, executive officers and other employees are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

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Stockholder Communications with our Board of Directors

Any stockholder or other interested party who wishes to communicate with our board of directors or any individual director may send written communications to our board of directors or such director c/o Corporate Secretary, Outset Medical, Inc., 3052 Orchard Drive, San Jose, CA 95134.  The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our board of directors, based on the subject matter. Communications that are deemed inappropriate (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded.

Certain Relationships and Related Party Transactions

The following is a summary of the transactions since January 1, 2020 to which we have been a participant in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest, other than compensation arrangements which are under the sections of this proxy statement entitled “Director Compensation” and “Executive Compensation.”

Perceptive Term Loans

On June 30, 2017, we entered into a senior, secured, delayed draw term facility (the “Perceptive Term Loan Agreement”) with Perceptive Credit Holdings, LP to borrow up to $40.0 million (the “Perceptive Term Loans”). Perceptive Credit Holdings, LP, together with their affiliates, are the beneficial owners of more than 5% of our capital stock. The Perceptive Term Loans bore interest at a rate of 8.55%, plus the greater of the three-month LIBOR and 2.00% (10.65% as of December 31, 2019) and were able to be drawn in two tranches. On the closing date, the first tranche, in the amount of $30.0 million was drawn. In July 2020, we used $30.0 million of the proceeds from a senior secured term loan facility entered into with Silicon Valley Bank to repay in full all amounts due under the Perceptive Term Loan Agreement and cash on hand to pay $1.2 million in early prepayment and exit fees. No amounts remain owed under the Perceptive Term Loans. In connection with the Perceptive Term Loans, we issued a warrant to the Lender (the “Perceptive Term Loan Warrants”) for the purchase of up to an initial aggregate of 1,654,461 shares of the Company’s Series C redeemable convertible preferred stock, at an initial exercise price of $2.5915 per share. On the closing of our initial public offering in September 2020, this warrant was cash exercised, which resulted in the issuance of 209,000 shares of the Company’s common stock with total aggregate cash proceeds of $4.3 million. The Perceptive Term Loans were collateralized by a first priority security interest on substantially all of the Company’s assets excluding property not assignable without consent by a third party.

Series E Redeemable Convertible Preferred Stock Financing

In January and March 2020, we issued a total of 57,781,875 shares of our Series E redeemable convertible preferred stock for $2.20 per share. The shares were issued to new and existing stockholders generating $126.8 million in proceeds, net of issuance costs. Each share of Series E redeemable convertible preferred stock converted into 0.1266 share of our common stock upon the closing of our initial public offering in accordance with our amended and restated certificate of incorporation in effect at such time.

The participants in the Series E redeemable convertible preferred stock financing included certain beneficial owners of more than 5% of our capital stock and entities affiliated with certain of our directors, as set forth in the table below:

Related Party	Shares of Series E Redeemable Convertible Preferred Stock (#)
D1 Capital Partners Master LP	30,262,954
Entities affiliated with Fidelity	7,593,181
Entities affiliated with T. Rowe Price	5,957,727
Perceptive Life Sciences Master Fund Ltd	4,545,454
Entities affiliated with Partner Fund Management	3,913,409

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In connection with the Series E redeemable convertible preferred stock financing, the minimum offering price per share required for an initial public offering to cause an automatic conversion of all shares of our redeemable convertible preferred stock into shares of our common stock was changed to $19.12.

Amended and Restated Stockholders Agreement

In January 2020, in connection with the closing of our Series E redeemable convertible preferred stock financing, we entered into a Stockholders Agreement with certain holders of our capital stock, including with certain beneficial owners of more than 5% of our capital stock and entities affiliated with certain of directors (the “Stockholders Agreement”). The Stockholders Agreement also provided certain holders of our capital stock with certain information rights, voting rights, and preemptive rights, which rights terminated upon the completion of our initial public offering.

The Stockholders Agreement requires us to, among other things, for as long as Warburg Pincus or Mubadala, together with their respective affiliates, own at least 5% and 7%, respectively, of our issued and outstanding common stock, nominate and use our best efforts (including, without limitation, soliciting proxies for each of the Warburg Pincus and Mubadala designees to the same extent as we do for any of our other nominees to our board of directors) to have (i) such number of individuals designated by Warburg Pincus and its affiliates elected to our board of directors so that the number of individuals designated by Warburg Pincus and its affiliates for election to our board of directors as compared to the size of our board of directors is proportionate to the number of shares of issued and outstanding common stock then owned by Warburg Pincus and its affiliates as compared to the number of shares of issued and outstanding common stock at such time, and (ii) one individual designated by Mubadala elected to our board of directors. As long as Warburg Pincus and its affiliates own at least 5% of the issued and outstanding common stock, Warburg Pincus shall have the right to designate at least one individual for election to our board of directors. Any Warburg Pincus or Mubadala designees serving on our board of directors also have the right to sit on any committees of our board of directors, and on the boards of directors or boards of managers of any of our subsidiaries. Additionally, for as long as Warburg Pincus is entitled to appoint one or more persons to our board of directors, our board of directors, or a committee thereof consisting of non-employee directors, shall, if requested by Warburg Pincus, and to the extent then permitted under applicable law, adopt resolutions and otherwise use reasonable efforts without material cost to us to cause any acquisition from us of securities or disposition of securities to us (including in connection with any exercise of warrants or other derivative securities held by Warburg Pincus or their affiliates) to be exempt under Rule 16b-3 under the Exchange Act. As of December 31, 2020, Mubadala no longer held 7% of our issued and outstanding common stock, and accordingly its right to designate a director to our board of directors has terminated.

Amended and Restated Registration Rights Agreement

In January 2020, in connection with the closing of our Series E redeemable convertible preferred stock financing, we entered into an amended and restated registration rights agreement (the “RRA”) with certain holders of our capital stock, including with certain beneficial owners of more than 5% of our capital stock and entities affiliated with certain of our directors.  Under the terms of the RRA, certain of these holders (including Warburg Pincus and D1 Capital Partners) are entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and “piggyback” registration rights with respect to their shares of our common stock under the Securities Act (registrable securities), subject to certain limitations.   All fees, costs and expenses incurred in connection with the registration of registrable securities, including reasonable fees and disbursements of one special counsel to the selling stockholders and one accounting firm, will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Participation in Initial Public Offering Reserved Share Program

Jim Hinrichs, a member of the board of directors, purchased 20,000 shares of our common stock from the underwriters in our initial public offering at the initial public offering price per share of $27.00.

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Indemnification of Directors and Executive Officers

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our bylaws require us to indemnify our directors against certain liabilities, costs and expenses to the fullest extent not prohibited by the Delaware General Corporation Law, and have purchased directors’ and officers’ liability insurance. Subject to very limited exceptions, our bylaws also require us to advance expenses incurred by our directors and officers. We have also entered into a letter agreement with Warburg Pincus agreeing that our indemnification obligations to directors appointed by Warburg Pincus are primary as compared to any indemnification obligations owed by Warburg Pincus.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for the review, approval and oversight of any “related party transaction,” which is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which we are, were or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had or will have a direct or indirect material interest. We adopted a written related party transaction policy effective September 2020. Under our related party transaction policy, our management is required to submit any related party transaction not previously approved or ratified by our audit committee to our audit committee. In approving or rejecting the proposed transactions, our audit committee takes into account all of the relevant facts and circumstances available. All of the transactions described in this section occurred prior to the effectiveness of this policy.

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Director Compensation

Prior to our initial public offering, for each of the first and second quarters of 2020: (i) Mr. Grossman received a quarterly retainer of $25,000, (ii) Mr. Hinrichs (who was appointed to our board of directors in February 2020) received a quarterly retainer of $15,000, prorated for the first quarter based on his appointment date, and (iii) Messrs. Hackett, Carella and Osman did not receive any compensation for their services on our board of directors.  In February 2020, Messrs. Grossman, Hackett and Hinrichs were granted options to purchase 31,645, 37,974 and 94,936 shares of our common stock, respectively. In addition, we reimbursed our directors for out-of-pocket business expenses incurred in attending board and committee meetings.

Non-Employee Director Compensation Policy

Our board of directors adopted a non-employee director compensation policy, as summarized below, which became effective with respect to our third quarter of 2020 following the closing of our initial public offering.  The non-employee director compensation policy was determined after consultation with Radford, an independent compensation consultant.

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Annual Cash Compensation:  Each non-employee director is entitled to receive annual cash compensation in the amounts summarized in the table below.  These amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service was performed, and are pro-rated for any partial months of service.

Position	Annual Cash Retainer
Board Member	$40,000
Chairperson of the Board (additional)	$45,000
Committee Chairs:
Audit	$20,000
Compensation	$20,000
Nominating and Corporate Governance	$10,000
Committee Members:
Audit	$10,000
Compensation	$10,000
Nominating and Corporate Governance	$5,000

•	Equity Compensation:
o

Upon appointment to our board of directors, each non-employee director is entitled to receive a grant of restricted stock units valued at $262,500 as of the grant date, which will vest quarterly over three years, subject to such director’s continuous service on each applicable vesting date.

o

Each non-employee director continuing his or her service on our board of directors following the annual meeting of stockholders is entitled to receive a grant of restricted stock units valued at $150,000 as of the grant date, which will vest upon the earlier of the one-year anniversary of the grant date or the date of our next annual meeting of stockholders, subject to such director’s continuous service until such date.

o

Notwithstanding the vesting schedules described above, each non-employee director who remains in continuous service until a change of control (as defined in our 2020 Equity Incentive Plan) will become fully vested in all then-outstanding equity awards.

•

Expense Reimbursement:  Our non-employee directors are also reimbursed for their reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in board of directors and committee meetings.

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2020 Director Compensation Table

The following table summarizes, for 2020, certain information regarding the compensation of our non-employee directors. Ms. Drexler was appointed to our board of directors effective January 8, 2021 and Ms. Saia was appointed to our board of directors effective March 23, 2021 and are not included in the table below. Ms. Trigg, our Chief Executive Officer, does not receive any separate compensation for her service on our board of directors. Please see “Executive Compensation—2020 Summary Compensation Table” for a summary of the compensation received by Ms. Trigg in 2020.

Name:	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Thomas J. Carella(3)	30,000	—	30,000
D. Keith Grossman(4)	100,000	126,409	226,409
Patrick T. Hackett(4)	30,000	151,691	181,691
Jim Hinrichs(4)	50,769	375,073	425,842
Ali Osman(5)	32,500	—	32,500

(1)	Cash amounts represent cash fees paid to each non-employee director during 2020 for his or her board of directors or committee service. Cash fees are paid quarterly in arrears.
(2)

Dollar amounts represent the aggregate grant date fair value of stock options granted during 2020, computed in accordance with FASB ASC 718, Compensation—Stock Compensation (ASC 718) and the assumptions outlined in Note 9 of our financial statements included in our 2020 annual report.

(3)	Mr. Carella resigned from our board of directors effective January 8, 2021.
(4)

As of December 31, 2020, Mr. Grossman held options to purchase 300,116 shares of our common stock; Mr. Hackett held options to purchase 37,974 shares of our common stock; and Mr. Hinrichs held options to purchase 94,936 shares of our common stock.

(5)	Mr. Osman resigned from our board of directors effective March 23, 2021.

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EXECUTIVE COMPENSATION

As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled back disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

Overview

This section provides a discussion of the compensation paid or awarded to our Chief Executive Officer and our two other most highly compensated executive officers as of December 31, 2020. We refer to these individuals as our “named executive officers.” For 2020, our named executive officers were:

•	Leslie Trigg, our President, Chief Executive Officer and Director;
•	Rebecca Chambers, our Chief Financial Officer; and
•	Steve Williamson, our Chief Commercial Officer.

Our executive compensation program is designed to attract and retain our executive officers, align the interests of our executive officers with the interests of our stockholders, and incentivize and reward performance that contributes to our short-term and long-term success. For 2020, the material elements of our executive compensation program were base salary, annual cash bonuses tied to corporate performance goals, and equity-based compensation in the form of time-based and performance-based stock options, as well as, in the case of Mr. Williamson who joined Outset in November 2020, time-based and performance-based restricted stock units.

Performance-based, at-risk and variable compensation in the form of annual cash bonuses and equity-based compensation is a significant portion of the overall compensation paid to each executive officer: (i) our annual cash bonuses, and performance-based stock options and restricted stock units, are earned or vest only upon the achievement of certain performance metrics, (ii) the value (if any) received from stock options depends on our stock price and (iii) the value received from restricted stock units varies based on our stock price.

During 2020, our executive compensation program evolved to reflect our status as a newly public company, while continuing to support our overall business and compensation objectives. Accordingly, our compensation committee, consisting of independent directors, has assumed the responsibility, previously exercised by our full board of directors, of administering our executive compensation program. In late 2019, we retained Radford, an independent executive compensation consultant, to help advise on our executive compensation program as we planned for our transition to becoming a public company. Radford was retained to, among other things, assist in developing an appropriate group of comparable publicly traded peers and help determine the size, components and mix of executive officer compensation elements.

Compensation of Named Executive Officers

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with us.

The 2020 annual base salaries in effect for Mses. Trigg and Chambers through September 15, 2020 were $430,000 and $355,000, respectively, which were unchanged from the base salaries established by the board of directors in 2019.  Following our initial public offering, in October 2020, our compensation committee approved the following increases, with retroactive effect as of September 16, 2020:  Ms. Trigg’s annual base salary was increased from $430,000 to $560,000, and

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Ms. Chambers’ annual base salary was increased from $355,000 to $380,000.  These changes were intended to better align the total cash compensation opportunities of Mses. Trigg and Chambers with competitive pay practices at our publicly-traded peers based on market data gathered by Radford, also taking into consideration their individual performance, duties and responsibilities and positions within Outset.

Mr. Williamson’s annual base salary of $485,000 was determined by our compensation committee when he joined Outset in November 2020 in connection with a recruitment and hiring process, taking into consideration various factors including market data gathered by Radford for comparable positions at peer companies, the scope of Mr. Williamson’s role, his qualifications and prior experience as well as the recommendation of our Chief Executive Officer.

Please see the “Salary” column in the 2020 Summary Compensation Table for the base salary amounts received by each named executive officer for 2020.

Annual Incentive Compensation

Historically, we have provided our senior leadership team with short-term incentive compensation through our annual cash bonus program. Annual incentive compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. Our annual incentive program provides variable compensation based on the achievement of performance goals established by our board of directors at the beginning of each fiscal year.

The payment of awards under the 2020 annual cash bonus program applicable to our named executive officers was subject to the attainment of several corporate milestones and goals relating to the Company’s financial and operational performance. These milestones and goals were approved by our board of directors in early 2020 and included goals related to revenue, product cost reduction, cash management and strategic performance objectives. Bonus targets for Mses. Trigg and Chambers for 2020 were unchanged from prior year bonus targets established by the board of directors in 2019. The bonus target for Mr. Williamson was established by our compensation committee at the time he joined Outset in November 2020.

The 2020 bonus targets for Mses. Trigg and Chambers and Mr. Williamson were 75%, 50% and 60% of their annual base salaries, respectively, with Mr. Williamson eligible to receive a prorated portion of the bonus payout based on his start date. Based on our 2020 performance, our compensation committee approved payouts under our annual cash bonus program equal to approximately 110% of the target bonus opportunity.

Please see the “Non-Equity Incentive Plan Compensation” column in the 2020 Summary Compensation Table for the amount of annual incentive compensation earned by each named executive officer in 2020.

Equity Compensation

Our equity-based compensation is intended to attract, incentivize and retain our executive officers, further align the interests of our executive officers with the interests of our stockholders and further focus our executive officers on our long-term performance, using a mix of both time-based vesting and performance-based vesting.  During 2020, we granted equity-based compensation in the form of time-based and performance-based stock options and restricted stock units.

We have historically granted equity compensation in the form of time-based and performance-based stock options. Time-based stock options generally vest over a four-year period as follows: (i) service-based initial option grants generally vest at a rate of 25% on the first anniversary of the vesting commencement date and the remainder in subsequent 1/36th increments for each subsequent month of continuous employment and (ii) subsequent follow-on grants generally vest in 1/48th increments for each month of continuous employment. We have also granted performance-based stock options that vest once the value of a share of our common stock equals or exceeds a certain value (the market-based vesting condition) following certain corporate events or our initial public offering (the performance-based vesting condition).  As reflected in the table below, during 2020, each of our named executive officers was granted time-based stock options and Mses. Trigg and Chambers were granted performance-based stock options.

Following our initial public offering, beginning in November 2020, we also began granting equity compensation in the form of restricted stock units that are generally time-based and, in the case of Mr. Williamson’s initial equity awards, performance-based.  As reflected in the table below, upon joining Outset in November 2020, in addition to time-based stock options, Mr. Williamson was granted: (i) time-based restricted stock units (“RSUs”) that vest annually in equal

2021 Proxy Statement	24

installments over a three-year period and (ii) performance-based restricted stock units (“PSUs”) that become earned and eligible to vest in a range between 0% and 200% based on the Company’s consolidated revenue during 2022 relative to specified revenue targets, with 50% of the earned PSUs (if any) vesting on the date our compensation committee certifies the attainment of the applicable revenue target and the remaining 50% of the earned PSUs vesting on December 31, 2023.  The vesting of RSUs and PSUs is contingent on continued employment through the applicable vesting date.

Equity Awards Granted to Our Named Executive Officers During 2020

The following table sets forth the equity awards granted by our board of directors or compensation committee under our equity incentive plans to our named executive officers in February 2020 and November 2020:

	Number of Shares Underlying Stock Options		Number of Restricted Stock Units
Name	Time-Based(1)(2)	Performance-Based(3)	Time-Based (RSUs)(4)	Performance-Based (PSUs)(5)
Leslie Trigg	162,227	108,151	—	—
Rebecca Chambers	147,261	98,174	—	—
Steve Williamson	60,000	—	30,000	25,000

(1)

Time-based stock options were granted to Mses. Trigg and Chambers in February 2020 pursuant to our 2019 Equity Incentive Plan at an exercise price of $8.62, the fair market value of our common stock on the grant date (February 3, 2020) as determined by our board of directors. These stock options vest in 48 equal monthly installments beginning on the one-month anniversary of the grant date, subject to the named executive officer’s continued employment through the applicable vesting date.

(2)

Time-based stock options were granted to Mr. Williamson when he joined Outset in November 2020 pursuant to our 2020 Equity Incentive Plan at an exercise price of $52.55, the closing price of our common stock on the grant date (November 15, 2020). These stock options vest at a rate of 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter, subject to Mr. Williamson’s continued employment through the applicable vesting date.

(3)

Performance-based stock options were granted to Mses. Trigg and Chambers in February 2020 pursuant to our 2019 Equity Incentive Plan at an exercise price of $8.62, the fair market value of our common stock on the grant date (February 3, 2020) as determined by our board of directors.  These stock options were scheduled to vest if and to the extent that (i) the sum of (A) the 30-day closing price trading average of one share of our common stock and (B) the aggregate amount of cash distributed with respect to one share of our common stock (the “Aggregate Cash Distributions”) is equal to or greater than $20.46 on any day following the expiration of the post-offering lock-up period or (ii) the sum of (X) the value of all consideration that is distributable with respect to one share of our common stock in connection with a Corporate Event (as defined in our 2019 Equity Incentive Plan) and (Y) the Aggregate Cash Distributions is equal to or greater than $20.46 as of the effective date of such Corporate Event.  On March 15, 2021, the first trading day following the expiration of the lock-up period in connection with our initial public offering, the vesting condition described above in clause (i) was met and, as a result, 100% of the shares subject to these stock option awards became vested and are reflected in the table.

(4)

RSUs were granted to Mr. Williamson when he joined Outset in November 2020 pursuant to our 2020 Equity Incentive Plan. One-third of the shares subject to this RSU award vest on each of the first, second and third anniversaries of the grant date, subject to Mr. Williamson’s continued employment through the applicable vesting date.

(5)

PSUs were granted to Mr. Williamson when he joined Outset in November 2020 pursuant to our 2020 Equity Incentive Plan.  The number of PSUs reflected in the table above are shown at target (100%); however, depending on performance, either 0% or between 50% and 200% of this target amount may be earned and eligible for vesting. The number of PSUs earned and eligible to vest (“earned PSUs”) will be determined based on the Company’s consolidated revenue during 2022 (“2022 revenue”) relative to specified targets as follows: (i) 0% of target PSUs are eligible if 2022 revenue is below a specified minimum threshold and (ii) between 50% and 200% of target PSUs are eligible based on the Company’s performance relative to specified 2022 revenue targets.  Earned PSUs (if any) vest as follows:  50% of earned PSUs vest on the date our compensation committee certifies the attainment of the applicable revenue target and the remaining 50% of the earned PSUs vest on December 31, 2023, subject to Mr. Williamson’s continued employment through the applicable vesting date.

Please see the “Outstanding Equity Awards at 2020 Fiscal Year-End” for a summary of the outstanding option and stock awards held by each of our named executive officers, including a summary of the applicable vesting terms.

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2020 Summary Compensation Table

The following table shows information regarding the compensation awarded to or paid to, or earned by, our named executive officers for services performed in the years ended December 31, 2019 and 2020.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Leslie Trigg	2020	483,039	—	1,921,078	391,546	497	2,796,160
President, Chief Executive Officer and Director	2019	415,635	—	—	274,126	324	690,085
Rebecca Chambers(5)	2020	375,673	—	1,743,855	197,157	107,989	2,424,674
Chief Financial Officer	2019	191,154	—	408,046	150,876	7,278	757,354
Steve Williamson(6)	2020	65,288	1,576,500	1,618,590	53,690	27	3,314,095
Chief Commercial Officer

(1)

Amounts reported in this column reflect the aggregate grant date fair value of restricted stock units granted to the named executive officers in 2020, computed in accordance with ASC 718 using the product of the number of units granted and the closing price of our common stock on the grant date.  As of December 31, 2020, the achievement of the performance goal with respect to the PSUs granted to Mr. Williamson in 2020 was not considered probable, and therefore no associated expense was recognized and such PSUs are not reflected in this column.  Assuming full achievement of the performance goals with respect to the PSUs granted to Mr. Williamson in 2020 at the maximum level (200% of target), the grant date fair value of such PSUs using the product of the number of units granted and the closing price of our common stock on the grant date, would be $2,627,500.

(2)

Amounts reported in this column reflect the aggregate grant date fair value of stock options granted to the named executive officers in 2019 and 2020, computed in accordance with ASC 718 using (i) in the case of time-based stock options, the Black-Scholes option pricing model and (ii) in the case of stock options with performance and market-based vesting conditions (“performance-based options”), the Monte Carlo simulation approach. As of December 31, 2019, the achievement of the performance vesting condition with respect to the performance-based options granted in 2019 to Mses. Trigg and Chambers was not considered probable, and therefore no associated expenses was recognized and such performance-based options are not reflected in this column.  Assuming achievement of both performance and market-based vesting conditions with respect to the performance-based options granted in 2019 to Mses. Trigg and Chambers, the grant date fair value of such performance-based options using the Monte Carlo simulation approach would be $3,061,066 and $3,467,994, respectively. Assumptions used to determine these fair value amounts are outlined in Note 9 of our financial statements included in our 2020 annual report.

(3)	Amounts reported in this column reflect the actual annual cash bonus award earned by each named executive officer for 2019 and 2020.
(4)

For 2019, the amount reported for Ms. Trigg consists of Company-paid life insurance premiums and the amount reported for Ms. Chambers consists of Company-paid life insurance premiums, reimbursements for relocation expenses and a related tax reimbursement payment.  For 2020, the amounts reported for Ms. Trigg and Mr. Williamson consist of Company-paid life insurance premiums and the amount reported for Ms. Chambers consists of Company-paid life insurance premiums and $107,773 of reimbursements for housing expenses and a related tax reimbursement payment.

(5)	Ms. Chambers joined Outset as our Chief Financial Officer in June 2019.
(6)	Mr. Williamson joined Outset as our Chief Commercial Officer in November 2020 and did not receive any compensation from the Company during 2019.

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Outstanding Equity Awards at 2020 Fiscal Year-End

The following table presents information regarding the outstanding stock options and restricted stock units held by each of the named executive officers as of December 31, 2020.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(9)
Leslie Trigg	9/24/2013	23,766	—	—	1.11	9/24/2023
	9/5/2014	19,037	—	—	1.11	9/5/2024
	3/13/2015	67,778	—	—	1.11	3/13/2025
	7/22/2015	176,292	—	—	2.93	7/22/2025
	9/19/2017(1)	133,118	30,720	—	3.88	9/19/2027
	9/19/2017(2)	—	—	95,572	3.88	9/19/2027
	9/19/2017(3)	—	—	109,225	3.88	9/19/2027
	11/3/2018(1)	89,773	82,592	—	4.11	11/3/2028
	11/3/2018(3)	—	—	114,910	4.11	11/3/2028
	3/6/2019(4)	120,484	120,484	—	4.11	3/6/2029
	2/3/2020(1)	33,797	128,430		8.62	2/3/2030
	2/3/2020(2)	—	—	108,151	8.62	2/3/2030
Rebecca Chambers	9/10/2019(5)	54,245	90,408	—	6.25	9/10/2029
	9/10/2019(3)	—	—	96,436	6.25	9/10/2029
	9/10/2019(2)	—	—	120,545	6.25	9/10/2029
	9/10/2019(4)	31,013	31,012	—	6.25	9/10/2029
	2/3/2020(1)	30,680	116,581	—	8.62	2/3/2030
	2/3/2020(2)			98,174	8.62	2/3/2030
Steve Williamson	11/15/2020(6)	—	60,000	—	52.55	11/15/2030
	11/15/2020(7)						30,000	1,705,200
	11/15/2020(8)						25,000	1,421,000

(1)

This option vests in 48 equal monthly installments beginning on the one-month anniversary of the grant date, subject to the named executive officer’s continued employment through the applicable vesting date.

(2)

This option was scheduled to vest if and to the extent that (i) the sum of (A) the 30-day closing price trading average of one share of our common stock and (B) the Aggregate Cash Distributions was equal to or greater than $20.46 on any day following the expiration of the post-offering lock-up period or (ii) the sum of (X) the value of all consideration that was distributable with respect to one share of our common stock in connection with a Corporate Event (as defined in our Amended and Restated 2010 Stock Incentive Plan (the “2010 Stock Incentive Plan”) in the case of the options granted in 2017 and 2019 and as defined in our 2019 Equity Incentive Plan in the case of the options granted in 2020) and (Y) the Aggregate Cash Distributions was equal to or greater than $20.46 as of the effective date of such Corporate Event. Following the date of this table, on March 15, 2021, the first trading day following the expiration of the lock-up period in connection with our initial public offering, the vesting condition described above in clause (i) was met and, as a result, 100% of the shares subject to these stock option awards became vested.

(3)

This option was scheduled to vest if and to the extent that (i) the sum of (A) the 30-day closing price trading average of one share of our common stock and (B) the Aggregate Cash Distributions was equal to or greater than $19.12 on any day following the expiration of the post-offering lock-up period or (ii) the sum of (X) the value of all consideration that was distributable with respect to one share of our common stock in connection with a Corporate Event (as defined in our 2010 Stock Incentive Plan) and (Y) the Aggregate Cash Distributions was equal to or greater than $20.86 as of the effective date of such Corporate Event. Following the date of this table, on March 15, 2021, the first trading day following the expiration of the lock-up period in connection with our initial public offering, the vesting condition described above in clause (i) was met and, as a result, 100% of the shares subject to these stock option awards became vested.

(4)

This option was scheduled to vest (i) 50% if and to the extent that the sum of (A) the closing trading price of one share of our common stock and (B) the Aggregate Cash Distributions was equal to or greater than $28.52 on any day following the effective date of an initial public offering and 50% on the one-year anniversary of the date on which such goal was achieved or (ii) 50% if the sum of (X) the value of all consideration that was distributable with respect to one share of our common stock in connection with a Corporate Event (as defined in our 2010 Stock Incentive Plan) and (Y) the Aggregate Cash Distributions was equal to or greater than $21.41 as of the effective date of such Corporate Event and 100% if the sum of the amounts in clauses (X) and (Y) equaled or exceeded $28.52. Following our initial public offering, on September 15, 2020, the vesting condition described above in clause (i) was met and, as a result, 50% of the shares subject to this stock option award were vested, and

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the remaining 50% of shares subject to this stock option award are scheduled to vest on September 15, 2021, subject to the named executive officer’s continued employment through the vesting date.
(5)

This option vested 25% on June 3, 2020 and has continued to vest in 36 equal monthly installments thereafter, subject to the named executive officer’s continued employment through the applicable vesting date.

(6)	This option vests 25% on November 15, 2021 and in 36 equal monthly installments thereafter, subject to the named executive officer’s continued employment through the applicable vesting date.
(7)	One-third of the shares subject to this RSU award vest on each of the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.
(8)

The number of PSUs reflected in the table above are shown at target (100%); however, depending on performance, either 0% or between 50% and 200% of this target amount may be earned and eligible for vesting. The number of earned PSUs will be determined based on the Company’s 2022 revenue relative to specified targets. Earned PSUs (if any) vest as follows:  50% of earned PSUs vest on the date our compensation committee certifies the attainment of the applicable revenue target and the remaining 50% of the earned PSUs vest on December 31, 2023, subject to Mr. Williamson’s continued employment through the applicable vesting date.

(9)	The dollar amount is calculated based on $56.84 per share, the closing price of our common stock on December 31, 2020.

Additional Narrative Disclosure

Change in Control and Severance Agreements

We have entered into a Change in Control and Severance Agreement with each of our named executive officers (the “CIC Agreements”) effective as of September 2020 (in the case of Mses. Trigg and Chambers) and November 2020 (in the case of Mr. Williamson). Under the CIC Agreements, if a named executive officer’s employment is terminated by Outset without “cause” or if the named executive officer resigns for “good reason” (each as defined in the CIC Agreements), in each case, other than during the period beginning three months prior to a “change in control” (as defined in the CIC Agreements) and ending 12 months following a change in control, and subject to the named executive officer’s execution and non-revocation of a general release of claims in favor of us, the named executive officer would receive (i) a lump sum payment equal to nine months of base salary (12 months for Ms. Trigg) and (ii) continued health coverage at active employee rates for nine months (12 months for Ms. Trigg). If a named executive officer’s employment is terminated by Outset without cause or if the named executive officer resigns for good reason, in each case, during the period beginning three months prior to a change in control and ending 12 months following a change in control and subject to the named executive officer’s execution and non-revocation of a general release of claims in favor of us, the named executive officer would receive (A) a lump sum payment equal to 12 months of base salary (18 months for Ms. Trigg), (B) continued health coverage at active employee rates for 12 months (18 months for Ms. Trigg), (C) a lump sum payment equal to the named executive officer’s target annual bonus for the year in which such termination occurs, and (D) accelerated vesting of 100% of the then-unvested shares subject to each of his or her then-outstanding equity awards, with any applicable performance-based vesting conditions to be deemed achieved at target unless otherwise specified in the applicable equity award agreement. In the case of Mr. Williamson’s PSUs granted in November 2020, the terms of the related equity award agreement provide that (i) if such change of control occurs prior to the beginning of the performance period, the number of earned PSUs shall equal the target number of PSUs, (ii) if such change of control occurs after the performance period, the number of earned PSUs shall be determined pursuant to the performance conditions based on revenue during the performance period and (iii) if such change of control occurs during the performance period, the number of earned PSUs shall be the greater of the target number of PSUs and the number of PSUs that would have become eligible pursuant to the performance conditions based on revenue projected by the Company for such period as determined by our compensation committee. Under the terms of the CIC Agreements, if the payments and benefits to a named executive officer under his or her CIC Agreement or another plan, arrangement or agreement would subject the named executive officer to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the named executive officer receiving a higher net after-tax amount.

401(k) Plan

We maintain a qualified 401(k) savings plan which allows participants to defer from 0% to 90% of cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. We may make discretionary matching and nonelective contributions to the plan. We did not make any discretionary matching or nonelective contributions in 2020. Participants are always vested in their contributions to the plan. Participants vest in their company matching and nonelective contributions under a one to five-year graded vesting schedule.

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Equity Plan Information

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2020 regarding our equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	4,857,483(2)	$6.35(3)	4,223,738(4)
Equity compensation plans not approved by security holders	—	—	—
Total	4,857,483	$6.35	4,223,738

(1)	Includes our 2020 Equity Incentive Plan, 2019 Equity Incentive Plan, 2010 Stock Incentive Plan and Employee Stock Purchase Plan.
(2)

Includes 4,763,242 shares issuable pursuant to outstanding stock options and up to 94,241 shares issuable pursuant to outstanding restricted stock units (including PSUs) under our 2020 Equity Incentive Plan, 2019 Equity Incentive Plan and 2010 Stock Incentive Plan.

(3)	Excludes restricted stock units which have no exercise price.
(4)

Includes 3,536,520 shares available for issuance under our 2020 Equity Incentive Plan and 687,218 shares available for issuance under our Employee Stock Purchase Plan. Our 2020 Equity Incentive Plan provides that the number of shares of our common stock reserved for issuance under the plan will automatically increase on the first day of each fiscal year, beginning with 2021 and continuing until (and including) 2030, by an amount equal to the lesser of 4% of the shares of our common stock issued and outstanding on December 31 of the immediately preceding calendar year or such other amount determined by our board of directors. Our Employee Stock Purchase Plan provides that the number of shares of our common stock available for future issuance under the plan will automatically increase on the first day of each fiscal year, beginning with 2021 and continuing until (and including) 2030, by an amount equal to the lesser of 1% of the shares of our common stock issued and outstanding on December 31 of the immediately preceding fiscal year, 687,218 shares or such other amount determined by our board of directors.

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Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 16, 2021 for: (i) each director and nominee for director, (ii) each of our named executive officers; and (iii) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 16, 2021, through the exercise of any options, warrants or other rights. In computing the percentage beneficial ownership of a person, common stock not outstanding and subject to options, warrants or other rights held by that person that are currently exercisable or exercisable within 60 days of March 16, 2021 are deemed outstanding for purposes of calculating the percentage ownership of that person, but are not deemed outstanding for computing the percentage ownership of any other person. Subject to the foregoing, percentage of beneficial ownership is based on 42,805,940 shares of our common stock outstanding as of March 16, 2021.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o Outset Medical, Inc., 3052 Orchard Drive, San Jose, California 95134.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage of Total
Directors and Named Executive Officers:
Leslie Trigg(1)	1,312,425	3.0%
Rebecca Chambers(2)	461,500	1.1%
Karen Drexler(3)	449	*
D. Keith Grossman(4)	262,144	*
Patrick T. Hackett(5)	11,867	*
Jim Hinrichs(6)	47,689	*
Andrea L. Saia(7)	—	—
Steve Williamson(8)	910	*
All executive officers and directors as a group (10 persons)(9)	2,505,000	5.6%
5% Stockholders:
FMR LLC(10)	6,405,091	15.0%
Entities affiliated with Warburg Pincus(11)	4,732,203	11.1%
T. Rowe Price Associates, Inc.(12)	4,658,295	10.9%
D1 Capital Partners L.P.(13)	4,575,754	10.7%
Entities affiliated with Partner Fund Management(14)	2,911,207	6.8%
Entities affiliated with Mubadala(15)	2,890,343	6.8%
Entities affiliated with Perceptive(16)	2,847,822	6.7%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)

Consists of (i) 163,246 shares of common stock held directly by Ms. Trigg, (ii) 8,770 shares of common stock held by the Trigg Family Trust U/A DTD 01/01/2002, and (iii) 1,140,409 shares of common stock issuable pursuant to options held directly by Ms. Trigg exercisable within 60 days of March 16, 2021.

(2)	Consists of 461,500 shares of common stock issuable pursuant to options held directly by Ms. Chambers exercisable within 60 days of March 16, 2021.
(3)	Consists of 449 shares of common stock to be issued pursuant to the vesting of restricted stock units held directly by Ms. Drexler within 60 days of March 16, 2021.

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(4)

Consists of (i) 11,604 shares of common stock held by The D. Keith and Hallie H. Grossman Family Living Trust, and (ii) 250,540 shares of common stock issuable pursuant to options held directly by Mr. Grossman exercisable within 60 days of March 16, 2021.

(5)	Consists of 11,867 shares of common stock issuable pursuant to options held directly by Mr. Hackett exercisable within 60 days of March 16, 2021.
(6)

Consists of (i) 20,000 shares of common stock held directly by Mr. Hinrichs and (ii) 27,689 shares of common stock issuable pursuant to options held directly by Mr. Hinrichs exercisable within 60 days of March 16, 2021

(7)	Ms. Saia was appointed to our board of directors effective March 23, 2021.
(8)	Consists of 910 shares of common stock held in a joint account by Mr. Williamson and his wife.
(9)

Consists of (i) 209,033 shares of common stock owned by our directors and executive officers, (ii) 2,295,518 shares of common stock issuable upon exercise of options held by our directors and executive officers that are exercisable within 60 days of March 16, 2021 and (iii) 449 shares of common stock to be issued pursuant to the vesting of restricted stock units held by our directors and executive officers within 60 days of March 16, 2021.

(10)

Based solely on a Schedule 13G/A filed with the SEC on February 8, 2021 by FMR LLC (FMR) and Abigail P Johnson. FMR has sole voting power with respect to 869,219 shares of common stock and sole dispositive power with respect to 6,405,091 shares of common stock.  Abigail P. Johnson has sole dispositive power with respect to 6,405,091 shares of common stock.  The address of each of FMR and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(11)

Based solely on a Schedule 13G filed with the SEC on February 12, 2021 by (i) Warburg Pincus LLC, a Delaware limited liability company (WP LLC), (ii) Warburg Pincus X, L.P., a Delaware limited partnership (WP X LP), (iii) Warburg Pincus Partners GP LLC, a Delaware limited liability company (WP Partners GP), (iv) Warburg Pincus X Partners, L.P., a Delaware limited partnership (WP X Partners), (v) Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (WP X), (vi) Warburg Pincus X GP L.P., a Delaware limited partnership (WP X GP), (vii) Warburg Pincus X Finance, L.P., a Delaware limited partnership (WP X Finance), (viii) Warburg Pincus Partners, L.P., a Delaware limited partnership (WP Partners), and (ix) Warburg Pincus & Co., a  New York general partnership (WP and together with WP LLC, WP X LP, WP Partners GP, WP X Partners, WP X GP, WP X Finance, and WP Partners, the Warburg Entities).  WP LLC has shared voting power and shared dispositive power with respect to 4,732,203 shares of common stock. WP X LP, WP Partners GP, WP X, WP X GP, WP X Finance, WP Partners, and WP have shared voting power and shared dispositive power with respect to 4,585,505 shares of common stock.  WP X Partners has shared voting power and shared dispositive power with respect to 146,698 shares of common stock.  The address of each of the Warburg Entities is 450 Lexington Avenue, New York, New York 10017. Following the record date, on April 13, 2021, entities associated Warburg Pincus sold 3,890,723 shares of our common stock in an underwritten public offering, resulting in beneficial ownership of 841,480 shares following completion of the offering.

(12)

Based solely on a Schedule 13G/A filed with the SEC on February 16, 2021 by T. Rowe Price Associates, Inc. (T. Rowe).  T. Rowe has sole voting power with respect to 500,302 shares of common stock and sole dispositive power with respect to 4,658,295 shares of common stock.  The address of T. Rowe is 100 E. Pratt Street, Baltimore, MD 21202.

(13)

Based solely on a Schedule 13G filed with the SEC on February 16, 2021 by D1 Capital Partners L.P. (D1) and Daniel Sundheim.  Each of D1 and Daniel Sundheim has shared voting power and shared dispositive power with respect to 4,575,754 shares of common stock.  The address of each of D1 and Daniel Sundheim is 9 West 57th Street, 36th Floor, New York, New York 10019.

(14)

Based solely on a Schedule 13G/A filed with the SEC on February 16, 2021 by (i) PFM Health Sciences, LP (PFM LP), (ii) PFM Health Sciences GP, LLC (PFM GP), (iii) Brian D. Grossman, and (iv) Partner Asset Management, LLC (PAM, and together with PFM LP, PFM GP and Brian D. Grossman, the PFM Persons).  Each of the PFM Persons has shared voting power and shared dispositive power with respect to 2,911,207 shares of common stock.  The address of each of the PFM Persons is 4 Embarcadero Center, Suite 3500, San Francisco, CA 94111.

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(15)

Based solely on a Schedule 13G filed with the SEC on February 11, 2021 by (i) Mubadala Investment Company PJSC (MIC), (ii) Mamoura Diversified Global Holding PJSC (Mamoura), (iii) Mubadala Technology Investments (Mubadala Technology) LLC (MTI), and (iv) Aurora Investment Company LLC (Aurora and together with MIC, Mamoura, and Mubadala Technology, the Mubadala Entities).  Each of the Mubadala Entities has shared voting power and shared dispositive power with respect to 2,890,343 shares of common stock.  The address of each of the Mubadala Entities is Mamoura A Building, Muroor Street, P.O. Box 45005, Abu Dhabi, United Arab Emirates

(16)

Based solely on a Schedule 13G filed with the SEC on February 16, 2021 by (i) Perceptive Advisors LLC (Perceptive Advisors), (ii) Joseph Edelman, and (iii) Perceptive Life Sciences Master Fund, Ltd. (Perceptive Life Sciences and together with Perceptive Advisors and Joseph Edelman, the Perceptive Persons).  Each of the Perceptive Persons has shared voting power and shared dispositive power with respect to 2,847,822 shares of common stock.  The address of each of the Perceptive Persons is 51 Astor Place, 10th Floor, New York, New York 10003.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock on a Form 4 and reports of changes in such ownership on a Form 4 or Form 5.  Executive officers, directors and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  We submit all applicable Section 16(a) filing requirements on behalf of our executive officers and directors. To our knowledge, based solely on the reports filed by us, copies of such reports furnished to us and written representations made by our executive officers and directors regarding their filing obligations, all Section 16(a) filing requirements applicable to our executive officers and directors were satisfied with respect to the fiscal year ended December 31, 2020.

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Audit Matters

Proposal Two:  Ratification of Appointment of Independent Registered Public Accounting Firm

Our audit committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Although stockholder ratification of the appointment of KPMG LLP is not required by our bylaws, other governing documents or the law, our board of directors considers the appointment of our independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of KPMG LLP for ratification by our stockholders as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our audit committee will review its future selection of KPMG LLP as its independent registered public accounting firm. Even if the appointment is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Our board of directors considers the appointment of KPMG LLP as our independent registered public accounting firm for 2021 to be in the best interests of the Company and our stockholders. We expect representatives of KPMG LLP to attend the Annual Meeting.  They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

KPMG LLP has served as our independent registered public accounting firm since 2011.

Principal Accountant Fees and Services

The following is a summary of the fees and services provide by KPMG LLP to us for fiscal years 2020 and 2019.

	Year Ended December 31,
	2020	2019
Audit Fees(1)	$1,876,600	$245,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(2)	$1,780	$1,780
Total	$1,878,380	$246,780

(1)

Audit Fees consist of professional services rendered by KPMG LLP for the audits of our annual financial statements and reviews of quarterly financial statements.  The audit fees incurred in 2020 also include fees totaling $1,040,000 in connection with our initial public offering, which was completed in September 2020, and follow-on offering, which was completed in December 2020, and review of related documents filed with the SEC.

(2)	All Other Fees consist of an online accounting research tool subscription.

Pre-Approval Policies and Procedures

Our audit committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm.  Our audit committee’s charter establishes a policy that all audit and permitted not-audit and tax services to be provided by our independent registered public accounting firm must be pre-approved by our audit committee.  Our audit committee has pre-approved all such audit and permitted non-audit and tax services in accordance with this policy for the years ended December 31, 2019 and 2020. As part of this review, our audit committee considers whether the provision of any such non-audit or tax services by KPMG LLP is compatible with maintaining the independence of our independent registered public accounting firm.

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Our audit committee may delegate authority to pre-approve services to one or more of its members, provided any decisions made by such member of members to grant pre-approvals must be presented to the full audit committee at its next scheduled meeting.

Vote Required:

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions have the same impact as votes “Against” the proposal. Brokers have discretion to vote on this proposal.

Board Recommendation:

Our board of directors and the audit committee of our board of directors each Unanimously recommends a vote “For” the RatifiCation of the appointment of KPMG LLP as our independent registered public accounting firm for 2021.

✓

Report of the Audit Committee

The audit committee oversees our independent registered public accounting firm and assists our board of directors in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the audit committee:

•	reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2020 with management and KPMG LLP;
•	discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•	received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board; and
•	discussed the independence of KPMG LLP with that firm.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. The audit committee also appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Submitted by the audit committee of our board of directors*:

Jim Hinrichs, Chair
Patrick T. Hackett

*	Although Andrea L. Saia is currently a member of the audit committee, she did not participate in the above matters as she joined the audit committee on March 23, 2021.

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Additional Information

Other Matters

Our board of directors is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

Stockholder Proposals and Nominations for Next Year’s Annual Meeting of Stockholders

In order to be considered for inclusion in the proxy materials for our 2022 annual meeting of stockholders, proposals submitted by stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at Outset Medical, Inc., 3052 Orchard Drive, San Jose, CA 95134 on or before December 22, 2021, and also must otherwise comply with the procedures and requirements set forth in Rule 14a-8.

Alternatively, stockholders intending to present a proposal (outside of the process established in Rule 14a-8) or nominate a director for election at our 2022 annual meeting of stockholders without having the proposal or nomination included in the proxy materials for the meeting must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, for our 2022 annual meeting of stockholders, our Corporate Secretary must receive the proposal or nomination no earlier than February 3, 2022 and no later than the close of business on March 5, 2022. The proposal or nomination must contain the information required by our bylaws and otherwise comply with the requirements set forth in our bylaws.

Availability of Annual Report on Form 10-K

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC is available free of charge on our website at www.outsetmedical.com or on the SEC’s website at www.sec.gov.   Stockholders may also obtain a copy of our 2020 annual report, including financial statements but excluding exhibits, without charge by sending a written request to: Outset Medical, Inc., Attention: Corporate Secretary, 3052 Orchard Drive, San Jose, CA 95134.

By order of the Board of Directors,

John L. Brottem
General Counsel and Secretary
April 21, 2021

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OM2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. OUTSET MEDICAL, INC. 3052 ORCHARD DR. SAN JOSE, CA 95134 D39032-P53175 OUTSET MEDICAL, INC. The Board of Directors recommends you vote FOR each of the following Class I director nominees: 1. Election of Class I Directors Nominees: For Withhold ! ! 1a. Leslie Trigg ! ! 1b. Karen Drexler For Against Abstain The Board of Directors recommends you vote FOR the following proposal: ! ! ! 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021 NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of the Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D39033-P53175 OUTSET MEDICAL, INC. Annual Meeting of Stockholders June 3, 2021 1:30 PM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Leslie Trigg and John Brottem, or either of them, as proxies, each with the power to appoint his or her substitute, and authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OUTSET MEDICAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live audio webcast at 1:30 p.m. Pacific Time on June 3, 2021 at www.virtualshareholdermeeting.com/OM2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (Continued and to be signed on reverse side)